Discovery Labs Announces Resignation of CEO Robert J. Capetola, Ph.D.; W. Thomas Amick, Chairman of the Board, Appointed Interim CEO

Warrington, PA — August 13, 2009 — Discovery Laboratories, Inc. (Nasdaq: DSCO), a biotechnology company developing its proprietary KL4 surfactant technology to improve respiratory critical care medicine, today announced the resignation of President and Chief Executive Officer Robert J. Capetola, Ph.D.  Dr. Capetola has also resigned as a Director of Discovery Labs’ Board of Directors.  W. Thomas Amick, Chairman of the Board of Discovery Labs, has been appointed interim Chief Executive Officer.

Mr. Amick has served as Discovery Labs’ Chairman since March 2007.  Mr. Amick is a respected industry veteran with more than 30 years of pharmaceutical and biotechnology experience as a senior executive with Johnson & Johnson.   His leadership was instrumental in building Johnson & Johnson’s biotechnology business into a multi-billion dollar operation.  Mr. Amick also serves as an advisor to several well-regarded private equity firms focused on the biopharmaceutical industry and as a member of the board of directors of several biotechnology companies.

Dr. Capetola, together with the Board, felt that a transition in leadership at this time is appropriate for Discovery Labs to capitalize on its strategic endeavors.  Mr. Amick and the Board of Directors expressed appreciation for Dr. Capetola’s leadership and tenure as Discovery Labs’ founding CEO.  “Bob made a significant contribution to Discovery Labs by guiding us over the past 13 years.  We thank Bob and wish him all the best in his future endeavors,” commented Mr. Amick.

With respect to Discovery Labs’ near term objectives and its promising KL4 pipeline programs, which employ its synthetic KL4 surfactant technology and Capillary Aerosolization Technology platform, Mr. Amick commented, “Our top priority is to secure strategic alliance partners and access capital to advance our KL4 surfactant pipeline and build shareholder value.  The most advanced programs from our KL4 surfactant pipeline have the potential to greatly improve the management of RDS and represent the opportunity, over time, to significantly expand the total RDS market from a current estimate of approximately $200 million to a worldwide annual market opportunity approaching $1 billion.”

Mr. Amick is anticipated to remain in the role of Interim CEO until such time as Discovery Labs has secured appropriate strategic alliances and necessary capital.  At that time, it is anticipated that the Company will initiate a search for a new CEO.

About Discovery Labs
Discovery Laboratories, Inc. is a biotechnology company developing Surfactant Therapies for respiratory diseases.  Surfactants are produced naturally in the lungs and are essential for breathing.  Discovery Labs’ novel proprietary KL4 Surfactant Technology produces a synthetic, peptide-containing surfactant that is structurally similar to pulmonary surfactant and is being developed in liquid, aerosol or lyophilized formulations. In addition, Discovery Labs’ proprietary Capillary Aerosolization Technology produces a dense aerosol, with a defined particle size that is capable of potentially delivering aerosolized KL4 surfactant to the deep lung without the complications currently associated with liquid surfactant administration. Discovery Labs believes that its proprietary technology platform makes it possible, for the first time, to develop a significant pipeline of surfactant products to address a variety of respiratory diseases for which there frequently are few or no approved therapies. For more information, please visit our website at www.Discoverylabs.com.

Forward Looking Statements
To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, including without limitation, any relating to the second half of the Company’s fiscal year, are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.  Examples of such risks and uncertainties are: risks relating to the rigorous regulatory requirements required for approval of any drug or drug-device combination products that Discovery Labs may develop, including that: (i) Discovery Labs and the U.S. Food and Drug Administration (FDA) or other regulatory authorities will not be able to agree on the matters raised during regulatory reviews, or Discovery Labs may be required to conduct significant additional activities to potentially gain approval of its product candidates, if ever, (ii) the FDA or other regulatory authorities may not accept or may withhold or delay consideration of any of Discovery Labs’ applications, or may not approve or may limit approval of Discovery Labs’ products to particular indications or impose unanticipated label limitations, and (iii) changes in the national or international political and regulatory environment may make it more difficult to gain FDA or other regulatory approval; risks relating to Discovery Labs’ research and development activities, including (a) time-consuming and expensive pre-clinical studies, clinical trials and other efforts, which may be subject to potentially significant delays or regulatory holds, or fail, and (b) the need for sophisticated and extensive analytical methodologies, including an acceptable biological activity test, if required, as well as other quality control release and stability tests to satisfy the requirements of the regulatory authorities; risks relating to Discovery Labs’ ability to develop and manufacture drug products and capillary aerosolization systems for clinical studies, and, if approved, for commercialization of drug and combination drug-device products, including risks of technology transfers to contract manufacturers and problems or delays encountered by Discovery Labs, its contract manufacturers or suppliers in manufacturing drug products, drug substances and capillary aerosolization systems on a timely basis or in an amount sufficient to support Discovery Labs’ development efforts and, if approved, commercialization; risks that (a) market conditions, the competitive landscape or otherwise, may make it difficult to launch and profitably sell products, (b) Discovery Labs may be unable to identify potential strategic partners or collaborators to market its products, if approved, in a timely manner, if at all, and (c) Discovery Labs’ products will not gain market acceptance by physicians, patients, healthcare payers and others in the medical community; the risk that Discovery Labs or its strategic partners or collaborators will not be able to attract or maintain qualified personnel; the risk that Discovery Labs will not be able in a changing financial market to raise additional capital or enter into strategic alliances or collaboration agreements, or that the ongoing credit crisis will adversely affect the ability of Discovery Labs to fund its activities, or that additional financings could result in substantial equity dilution; the risk that Discovery Labs will not be able to access credit from its committed equity financing facilities, or that the share price at which Discovery Labs may access the facilities from time to time will not enable Discovery Labs to access the full dollar amount potentially available under the facilities; the risk that Discovery Labs will be unable to maintain The Nasdaq Global Market listing requirements, causing the price of Discovery Labs’ common stock to decline; the risk that recurring losses, negative cash flows and the inability to raise additional capital could threaten Discovery Labs’ ability to continue as a going concern;  the risks that Discovery Labs may be unable to maintain and protect the patents and licenses related to its products, or other companies may develop competing therapies and/or technologies, or health care reform may adversely affect Discovery Labs; risks of legal proceedings, including securities actions and product liability claims; risks relating to reimbursement and health care reform; and other risks and uncertainties described in Discovery Labs’ filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Contact Information:
Lisa Caperelli, Investor Relations
215-488-9413